================================================================================


                     AGREEMENT AND PLAN OF REORGANIZATION


                                     among


                           ZHONE TECHNOLOGIES, INC.,
                            a Delaware corporation,

                         OPT ACQUISITION CORPORATION,
                         a California corporation and
                       wholly-owned subsidiary of Zhone,

                                      and

                           OPTAPHONE SYSTEMS, INC.,
                           a California corporation


                            Dated February 8, 2000


================================================================================

                               TABLE OF CONTENTS

                                                                   Page
                                                                   ----
1.   Definitions.................................................     1

2.   Plan of Reorganization......................................     5
     2.1  Merger; Effective Time of the Merger...................     5
     2.2  Closing................................................     5
     2.3  Effects of the Merger..................................     5
     2.4  Accounting Treatment...................................     5
     2.5  Effect on Capital Stock; Escrow Amount.................     5
     2.6  Appraisal Rights.......................................     6
     2.7  Exchange Procedures....................................     6

3.   Representations and Warranties of Optaphone.................     7
     3.1   Organization..........................................     7
     3.2   Capitalization........................................     8
     3.3   Power, Authorization and Validity.....................     8
     3.4   No Violation of Existing Agreements...................     9
     3.5   Subsidiaries..........................................     9
     3.6   Financial Statements..................................     9
     3.7   Tax Matters...........................................    10
     3.8   Absence of Certain Changes or Events..................    11
     3.9   Title and Related Matters; Inventory..................    12
     3.10  Intellectual Property.................................    13
     3.11  Employee Benefit Plans................................    15
     3.12  Contracts.............................................    17
     3.13  Compliance with Law...................................    18
     3.14  Labor Difficulties....................................    18
     3.15  Certain Transactions..................................    19
     3.16  Employees and Consultants.............................    19
     3.17  Insurance.............................................    19
     3.18  Litigation............................................    19
     3.19  Corporate Minutes, Etc................................    20
     3.20  Compliance with Environmental Requirements............    20
     3.21  No Brokers............................................    20
     3.22  Optaphone Options.....................................    20
     3.23  Government Contracts..................................    21
     3.24  Restrictions on Business Activities...................    21
     3.25  Disclosure............................................    21
     3.26  No Material Adverse Effect............................    21
     3.27  No Misrepresentation..................................    21

4.   Representations and Warranties of Zhone and Sub.............    21
     4.1  Organization and Good Standing.........................    21

                               TABLE OF CONTENTS
                                  (Continued)


                                                                   Page
                                                                   ----
     4.2  Power, Authorization and Validity......................    22
     4.3  Capitalization.........................................    22
     4.4  No Violation of Existing Agreements....................    23
     4.5  No Brokers.............................................    23
     4.6  Litigation.............................................    23

5.   Covenants of Optaphone......................................    24
     5.1  Conduct of Business; Interim Operations................    24
     5.2  Access to Information..................................    26
     5.3  Shareholder Consent....................................    26
     5.4  Regulatory Approvals...................................    26
     5.5  Satisfaction of Conditions Precedent...................    26
     5.6  Other Negotiations.....................................    27

6.   Covenants of Zhone and Sub..................................    27
     6.1  Advice of Changes......................................    27
     6.2  Regulatory Approvals...................................    27
     6.3  Satisfaction of Conditions Precedent...................    27
     6.4  Issuance of Options....................................    28

7.   Additional Covenants of the Parties.........................    28
     7.1  Confidentiality........................................    28
     7.2  Publicity..............................................    29
     7.3  Employment Matters.....................................    29
     7.4  Voting Agreements......................................    30
     7.5  Continuing Cooperation.................................    30

8.   The Closing.................................................    30
     8.1  Delivery of Documents..................................    30
     8.2  Delivery of Cash Payment...............................    30

9.   Conditions to the Closing...................................    30
     9.1   Conditions to Each Party's Obligations................    30
     9.2   Conditions to Obligations of Optaphone................    31
     9.3   Conditions to Obligations of Zhone and Sub............    31

10.  Termination of Agreement....................................    32
     10.1  Termination by Zhone..................................    32
     10.2  Termination by Optaphone..............................    33
     10.3  Mutual Consent........................................    33
     10.4  Effect of Termination.................................    33

                               TABLE OF CONTENTS
                                  (Continued)


                                                                      Page
                                                                      ----
11.  Survival of Representations and Warranties; Indemnification...     33
     11.1  Survival of Representations and Warranties..............     33
     11.2  Indemnification.........................................     33
     11.3  Escrow Fund.............................................     34
     11.4  Claims Upon Escrow Fund.................................     35
     11.5  Resolution of Conflicts.................................     35
     11.6  Shareholder Agent.......................................     36
     11.7  Third-Party Claims......................................     37

12.  Miscellaneous................................................      37
     12.1  Governing Law...........................................     37
     12.2  Dispute Resolution......................................     37
     12.3  Assignment; Binding upon Successors and Assigns.........     37
     12.4  Severability............................................     38
     12.5  Entire Agreement........................................     38
     12.6  Counterparts............................................     38
     12.7  Expenses................................................     38
     12.8  Other Remedies..........................................     38
     12.9  Amendment and Waivers...................................     38
     12.10 Waiver..................................................     38
     12.11 Notices.................................................     39
     12.12 Construction and Interpretation of Agreement............     40
     12.13 No Joint Venture........................................     40
     12.14 Further Assurances......................................     40
     12.15 Absence of Third Party Beneficiary Rights...............     40

                     AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered
                                                      ---------
into on February 8, 2000 by and among ZHONE TECHNOLOGIES, INC., a Delaware corporation ("Zhone"), OPT ACQUISITION CORPORATION, a California corporation and
              -----
wholly-owned subsidiary of Zhone ("Sub"), and OPTAPHONE SYSTEMS, INC., a
                                   ---
California corporation ("OptaPhone").
                         ---------

                                   Recitals
                                   --------

     A. The parties intend that, pursuant to the terms and subject to the conditions set forth below, Sub shall be merged with and into OptaPhone, with OptaPhone the surviving corporation (the "Merger") pursuant to an Agreement of
                                          ------
Merger substantially in the form attached hereto as Exhibit A (the "Agreement of
                                                    ---------       ------------
Merger") and the applicable provisions of the laws of the State of California;
------
and

     B. The parties desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, the parties agree as follows:

     1.   Definitions. The following terms when used herein have the meanings
          -----------
set forth below:

          1.1  "Acquisition Proposal" has the meaning set forth in Section 5.6.
                --------------------

          1.2  "Affiliate" has the meaning set forth in the rules and
                ---------
regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          1.3  "Agreement of Merger" has the meaning set forth in Recital A.
                -------------------

          1.4  "COBRA" has the meaning set forth in Section 3.11(c).
                -----

          1.5  "California Law" means the California General Corporation Law.
                --------------

          1.6  "Certificates" has the meaning set forth in Section 2.7(b).
                ------------

          1.7  "Closing" and "Closing Date" have the respective meanings set
                -------       ------------
forth in Section 2.2.

          1.8  "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          1.9  "Common Stock" has the meaning set forth in Section 4.3.
                ------------

          1.10 "Common Stock Per Share Amount" means $0.05746.
                -----------------------------

          1.11  "Confirmation Date" has the meaning set forth in Section 2.1.
                 -----------------

          1.12  "Constituent Corporations" has the meaning set forth in Section
                 ------------------------
2.3.

          1.13  "DOL" has the meaning set forth in Section 3.11(b).
                 ---

          1.14  "Dissenting Shareholder" has the meaning set forth in Section
                 ----------------------
2.6.

          1.15  "Dissenting Shares" has the meaning set forth in Section 2.6.
                 -----------------

          1.16  "ERISA" means the Employee Retirement Income Security Act of
                 -----
1974, as amended.

          1.17  "ERISA Affiliate" has the meaning set forth in Section 3.11(a).
                 ---------------

          1.18  "Effective Time of the Merger" has the meaning set forth in
                 ----------------------------
Section 2.1.

          1.19  "Encumbrances" means, with respect to an item, claims,
                 ------------
liabilities, liens, pledges, mortgages, restrictions, options, charges and encumbrances of any kind, whether accrued, absolute, contingent or otherwise, affecting that item.

          1.20  "Escrow Agent," "Escrow Agreement," "Escrow Amount," "Escrow
                 ------------    ----------------    -------------    ------
Fund" and "Escrow Period" have the respective meanings set forth in Section
----       --------------
11.3.

          1.21  "Exchange Agent" has the meaning set forth in Section 2.7(a).
                 --------------

          1.22  "GAAP" means generally accepted accounting principles,
                 ----
consistently applied.

          1.23  "Government Contract Party" means any independent or executive
                 -------------------------
agency, division, subdivision, audit group, or procuring office of the federal government, including any prime contractor of the federal government and any higher level subcontractor of a prime contractor of the federal government, and including any employees or agents thereof, in each case acting in such capacity.

          1.24  "Governmental Entity" means any court, administrative agency or
                 -------------------
or other governmental authority or agency, domestic or foreign.

          1.25  "IRS" has the meaning set forth in Section 3.11(b).
                 ---

          1.26  "Information Technology" has the meaning set forth in Section
                 ----------------------
3.10(j).

          1.27  "Letter of Transmittal" has the meaning set forth in Section
                 ---------------------
2.7(b).

          1.28  "Licensed Intellectual Property" has the meaning set forth in
                 ------------------------------
Section 3.10(a).

          1.29  "Material Adverse Effect" with respect to an entity means a
                 -----------------------
material adverse effect on the business, assets (including intangible assets), financial condition, or results of operations of such entity and its Subsidiaries, taken as a whole.

          1.30  "Merger" has the meaning set forth in Recital A.
                 ------

          1.31  "Officer's Certificate" has the meaning set forth in Section
                 ---------------------
11.4.

          1.32  "OptaPhone 1999 Financial Statements" means OptaPhone's balance
                 -----------------------------------
sheet as of December 31, 1999 and its statements of operations and statement of cash flows for the fiscal year then ended.

          1.33  "OptaPhone Common Stock" means the common stock of OptaPhone.
                 ----------------------

          1.34  "OptaPhone Components" has the meaning set forth in Section
                 --------------------
3.10(e).

          1.35  "OptaPhone Disclosure Schedule" means Exhibit B hereto.
                 -----------------------------        ---------

          1.36  "OptaPhone Employee Plan(s)" has the meaning set forth in
                 --------------------------
Section 3.11(a).

          1.37  "OptaPhone Expense Schedule" has the meaning set forth in
                 --------------------------
Section 12.7.

          1.38  "OptaPhone Intellectual Property Rights" has the meaning set
                 --------------------------------------
forth in Section 3.10(a).

          1.39  "OptaPhone's Knowledge" has the meaning set forth in Section
                 ---------------------
12.12(c).

          1.40  "OptaPhone Option Agreements" means the agreements between
                 ---------------------------
OptaPhone and each holder of OptaPhone Options representing such holder's OptaPhone Options which have been issued under the OptaPhone Option Plans.

          1.41  "OptaPhone Option Plans" means the OptaPhone Systems, Inc. 1996
                 ----------------------
Stock Option Plan and the OptaPhone Systems, Inc. 1999 Stock Option Plan.

          1.42  "OptaPhone Options" means options to acquire OptaPhone Common
                 -----------------
Stock issued and outstanding under the OptaPhone Option Plans.

          1.43  "OptaPhone Preferred Stock" means the Series A Preferred Stock
                 -------------------------
of OptaPhone.

          1.44  "OptaPhone Products" means all products and services of
                 ------------------
OptaPhone that have been and are currently being distributed or provided by OptaPhone, and all products currently under development by OptaPhone including, but not limited to those products currently under development by OptaPhone and identified internally at OptaPhone as "Product B" and "Product Z."

          1.45  "OptaPhone Registered Intellectual Property" has the meaning
                 ------------------------------------------
set forth in Section 3.10(h).

          1.46  "OptaPhone Shareholders" means the holders of OptaPhone Common
                 ----------------------
Stock and OptaPhone Preferred Stock immediately prior to the Effective Time of the Merger.

          1.47  "Optionees" means the holders of OptaPhone Options outstanding
                 ---------
immediately prior to the Effective Time of the Merger.

          1.48  "Preferred Stock" has the meaning set forth in Section 4.3.
                 ---------------

          1.49  "Preferred Stock Per Share Amount" means $0.59746.
                 --------------------------------

          1.50  "Shareholder Agent" has the meaning set forth in Section 11.6.
                 -----------------

          1.51  "Shareholders Agent Notice" has the meaning set forth in
                 -------------------------
Section 11.4.

          1.52  "Subsidiary" means, with respect to any parent corporation or
                 ----------
other entity, a corporation or other entity in which a percentage of its voting securities sufficient to elect at least a majority of the Board of Directors or other managers is owned or otherwise controlled, directly or indirectly, by such parent corporation or other entity.

          1.53  "Surviving Corporation" has the meaning set forth in Section
                 ---------------------
2.3.

          1.54  "Tax" means all federal, state, local and foreign income,
                 ---
property, employment, sales, use, license, payroll, occupation, franchise, occupation, recording, value added, transfer, excise and other taxes, fees, levies or assessments of any nature whatsoever (whether payable directly or by withholding) and, with respect to such tax, any estimated tax, interest, penalties and additions and related charges of Governmental Entities.

          1.55  "Total Merger Consideration" means $2,000,000, less the
                 --------------------------
aggregate amount of all legal and accounting fees and other expenses paid or incurred by OptaPhone incident to the negotiation and carrying out of the transactions contemplated by this Agreement in excess of $50,000.

          1.56  "Transaction Documents" means this Agreement, the Agreement of
                 ---------------------
Merger and the option agreements described on Exhibit C.
                                 ---------

          1.57  "Year 2000 Compliant" has the meaning set forth in Section
                 -------------------
3.10(j).

          1.58  "Zhone Group" has the meaning set forth in Section 11.2(a).
                 -----------

          1.59  "Zhone Losses" has the meaning set forth in Section 11.2(a).
                 ------------

     2.  Plan of Reorganization.
         ----------------------

          2.1  Merger; Effective Time of the Merger.  Subject to the terms and
               ------------------------------------
conditions of this Agreement and the Agreement of Merger, Sub will be merged into OptaPhone in accordance with California Law. The Agreement of Merger will be executed by Sub and OptaPhone prior to or on the Closing Date. Subject to the provisions of this Agreement and the Agreement of Merger, on the Closing Date the Agreement of Merger, together with required officers' certificates, shall be duly executed and filed in accordance with the California Law. The Merger shall become effective upon the filing of the Agreement of Merger with the California Secretary of State, subject, however, to the issuance of a certified copy of the Agreement of Merger with respect to the Merger by the California Secretary of State (the effective time of such filing being hereinafter referred to as the "Effective Time of the Merger" and the date the certified copy of the Agreement
 ----------------------------
of Merger is issued being hereinafter referred to as the "Confirmation Date").
                                                          -----------------

          2.2  Closing. The closing of the Merger (the "Closing") will take
               -------                                  -------
place at 10:00 a.m. California time on the second business day after the satisfaction or waiver of the conditions set forth in Section 9 (the "Closing
                                                                      -------
Date") at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue,
----
Palo Alto, California 94301-1825, unless another date or place is agreed to in writing by Zhone and OptaPhone.

          2.3  Effects of the Merger.  At the Effective Time of the Merger, (i)
               ---------------------
the separate existence of Sub shall cease and Sub shall be merged with and into OptaPhone (Sub and OptaPhone are sometimes referred to herein as the "Constituent Corporations" and OptaPhone, after the Merger, is sometimes
-------------------------
referred to herein as the "Surviving Corporation"); (ii) the Articles of
                           ---------------------
Incorporation of the Surviving Corporation shall be amended to provide that the authorized capital stock of the Surviving Corporation shall be 1,000 shares of Common Stock; (iii) the form of Bylaws of the Surviving Corporation shall be amended to be substantially the same as the form of Bylaws of Sub, with all references to Sub replaced by references to the Surviving Corporation; (iv) the directors of Sub shall be the directors of the Surviving Corporation; (v) the officers of Sub shall be the officers of the Surviving Corporation; and (vi) the Merger shall, from and after the Effective Time of the Merger, have all the effects provided by applicable law.

          2.4  Accounting Treatment. The Merger is intended to be treated as a
               --------------------
purchase for accounting purposes.

          2.5  Effect on Capital Stock; Escrow Amount.  As of the Effective
               --------------------------------------
Time of the Merger, by virtue of the Merger and without any action on the part of any of the parties hereto and subject to Section 2.6 hereof:

               (a) The outstanding shares of capital stock of Sub shall be converted into a total of 1,000 shares of common stock of the Surviving Corporation. From and after the Effective Time of the Merger, each stock certificate of Sub evidencing ownership of any shares of capital stock of Sub shall evidence ownership of the shares of capital stock of the Surviving Corporation into which the shares of capital stock of Sub are converted in the Merger.

               (b) Each share of OptaPhone Common Stock outstanding immediately prior to the Effective Time of the Merger that is not a Dissenting Share shall be converted into the right to receive a cash payment equal to the Common Stock Per Share Amount.

               (c) Each share of OptaPhone Preferred Stock outstanding immediately prior to the Effective Time of the Merger that is not a Dissenting Share shall be converted into the right to receive a cash payment equal to the Preferred Stock Per Share Amount.

     The aggregate Common Stock Per Share Amount and/or Preferred Stock Per Share Amount owed to an OptaPhone Shareholder shall be referred to herein as the "Cash Payment." Notwithstanding anything herein to the contrary, $200,000 of
 ------------
the Total Merger Consideration otherwise payable to the OptaPhone Shareholders pursuant to this Section 2.5 shall be segregated and deducted therefrom and established as an escrow amount to be held in accordance and subject to the provisions of Section 11 of this Agreement, and the aggregate Cash Payment to be made to each OptaPhone Shareholder at the Closing shall be reduced by such OptaPhone Shareholder's proportionate interest in such escrow amount.

          2.6  Appraisal Rights. If any holders of OptaPhone capital stock
               ----------------
exercise appraisal rights in connection with the Merger under the California Law, any shares of OptaPhone capital stock with respect to which such rights have been duly demanded and perfected ("Dissenting Shares") shall not be
                                        -----------------
converted into the right to receive the consideration described in Sections 2.5 but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the California Law. OptaPhone shall give Zhone prompt notice of any demand received by OptaPhone for appraisal of or payment for OptaPhone capital stock, and Zhone shall have the right to participate in all negotiations and proceedings with respect to such demand. OptaPhone agrees that, except with the prior written consent of Zhone, or as required under the California Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal or payment. Each holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the provisions of the California Law,
 ----------------------
becomes entitled to payment of the fair market value of any shares of OptaPhone capital stock shall receive payment therefor (but only after the fair market value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event that any holder of any shares of OptaPhone capital stock fails to make an effective demand for payment or otherwise loses his status as a Dissenting Shareholder, Zhone shall, as of the later of the Effective Time of the Merger or the occurrence of such event, issue and deliver, upon surrender by such Dissenting Shareholder of his certificate or certificates representing shares of OptaPhone capital stock, the consideration to which such Dissenting Shareholder would have been entitled to under Sections 2.5 of this Agreement and the Agreement of Merger.

          2.7  Exchange Procedures.
               -------------------

               (a) Prior to the Effective Time of the Merger, Zhone shall designate an agent to act as exchange agent for the Merger (in such capacity, the "Exchange Agent"), and Zhone shall take all steps necessary to provide, or
     --------------
to cause the Surviving Corporation to provide, the Exchange Agent with sufficient funds to make the Cash Payment on a timely basis to the OptaPhone Shareholders. At Zhone's election, the Surviving Corporation may act as the Exchange Agent.

               (b) On the Confirmation Date, the Surviving Corporation shall cause the Exchange Agent to deliver to each record holder of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of OptaPhone Common Stock or OptaPhone Preferred Stock (the "Certificates"), a form of letter of transmittal (the "Letter of
            ------------                                          ---------
Transmittal"), together with instructions for its use in effecting the surrender
-----------
of the Certificates for payment. Upon each such holder's proper completion, due execution and delivery of the Letter of Transmittal to the Exchange Agent, together with such holder's Certificates and any other required documentation, such holder shall be entitled to receive the Cash Payment with respect to the number of shares represented by such Certificate, and such Certificate shall be forthwith canceled.

               (c) At the Effective Time of the Merger, the stock transfer books of OptaPhone shall be closed and no transfer of any OptaPhone Common Stock or OptaPhone Preferred Stock shall thereafter be made. Until delivered as contemplated by this Section, each Certificate which immediately prior to the Effective Time of the Merger represented any OptaPhone Common Stock or OptaPhone Preferred Stock (other than Certificates representing Dissenting Shares) shall be deemed at and after the Effective Time of the Merger to represent for all purposes only the right to receive the Cash Payment deliverable in exchange for the shares evidenced by such Certificate, without interest thereon, or, in the case of Dissenting Shares, the consideration provided under the California Law.

               (d) The instructions for effecting the surrender of the Certificates for payment shall set forth procedures that must be taken by the holder of any Certificate representing shares of OptaPhone Common Stock or OptaPhone Preferred Stock that has been lost, destroyed or stolen. It shall be a condition to the payment of the Cash Payment to any such holder that the Exchange Agent shall have received, along with the Letter of Transmittal, a duly executed lost Certificate affidavit, including an agreement to indemnify the Surviving Corporation, signed exactly as the name or names of the registered holder or holders of the lost Certificate appeared on the books of OptaPhone immediately prior to the Merger (or by the legal representative(s) of such holder or holders), together with such other documents as the Surviving Corporation or the Exchange Agent may reasonably require in connection therewith.

     3.   Representations and Warranties of OptaPhone.  Except as set forth in
          -------------------------------------------
the optaphone disclosure schedule attached hereto as Exhibit B, which refers to
                                                     ---------
the Section of such representations and warranties as are thereby qualified, OptaPhone represents and warrants to Zhone and Sub as set forth below.

          3.1  Organization. OptaPhone is a corporation duly organized, validly
               ------------
existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. OptaPhone is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary except where the lack of such qualification or licensing (individually or in the aggregate) would not have a Material Adverse Effect on OptaPhone or the Surviving Corporation. True, correct and complete copies of OptaPhone's Articles of

Incorporation and Bylaws, as in effect on the date hereof and as will be in effect immediately prior to the Closing, have been delivered to counsel for Zhone.

          3.2  Capitalization. The issued and outstanding capital stock of
               --------------
OptaPhone consists of, and immediately prior to the Closing will consist of, 5,848,679 shares of OptaPhone Common Stock and 2,784,954 shares of OptaPhone Preferred Stock. All such issued and outstanding shares have been duly authorized, are validly issued, fully paid and nonassessable and were issued and sold in compliance with all applicable securities laws. As of the date of this Agreement there are no outstanding options to purchase shares of OptaPhone Common Stock. Except for the foregoing, there are no outstanding rights, options, warrants, conversion rights or other agreements for the purchase or acquisition from OptaPhone of any shares of its capital stock or securities convertible into or exchangeable for any shares of such capital stock. There are no preemptive rights to purchase or otherwise acquire any securities of OptaPhone pursuant to any provision of law or the Articles of Incorporation or Bylaws of OptaPhone, any agreement to which OptaPhone is a party or otherwise. There is no voting or stock restriction agreement, proxy or similar agreement to which OptaPhone is a party. There are no outstanding contractual obligations, commitments, understandings or arrangements of OptaPhone to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of OptaPhone and, except as contemplated by this Agreement, there are no irrevocable proxies with respect to shares of capital stock of OptaPhone.

          3.3  Power, Authorization and Validity.
               ---------------------------------

               (a) OptaPhone has the corporate right, power, legal capacity and authority to execute and deliver, and to consummate the transactions contemplated by, the Transaction Documents to which OptaPhone is or will be a party and, subject to such approval of the same by the OptaPhone Shareholders as may be required by law, to perform its obligations under each of them. The execution and delivery of, and the consummation of the transactions contemplated by, each of the Transaction Documents to which OptaPhone is or will be a party has been duly and validly approved and authorized by the Board of Directors of OptaPhone and all other necessary corporate action on the part of OptaPhone, except for approval by the OptaPhone Shareholders.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to OptaPhone in connection with the execution and delivery of, and the consummation by OptaPhone of the transactions contemplated by, any of the Transaction Documents to which OptaPhone is or will be a party, except for the filing of the Agreement of Merger and officers' certificates with the office of the Secretary of State of the State of California and the filing of appropriate documents with the relevant authorities of other states in which OptaPhone is qualified to do business.

               (c) Each of the Transaction Documents to which OptaPhone is or will be a party has been, or upon its execution and delivery by OptaPhone will have been, duly executed and delivered by OptaPhone and, subject to any required OptaPhone Shareholder approval of that Transaction Document, constitutes or will constitute upon its execution and delivery, a valid and binding obligation of OptaPhone, enforceable against OptaPhone in accordance with its terms.

          3.4  No Violation of Existing Agreements. The execution and delivery
               -----------------------------------
of this Agreement and each of the other Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, (i) any provision of the Articles of Incorporation or Bylaws of OptaPhone, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which OptaPhone is a party or by which OptaPhone or any of its properties or assets is bound or affected, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to OptaPhone or its properties or assets. The consummation of the Merger and the assumption by the Surviving Corporation of all rights, licenses, franchises, leases and agreements of OptaPhone will not require the consent of any third party or have a material adverse effect upon any such right, license, franchise, lease or agreement.

          3.5  Subsidiaries.  OptaPhone (i) has no Subsidiaries, (ii) does not
               ------------
own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and (iii) does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

          3.6  Financial Statements.
               --------------------

               (a) OptaPhone has delivered to Zhone the OptaPhone 1999 Financial Statements. Except as expressly set forth in the notes, exhibits or schedules thereto, the OptaPhone 1999 Financial Statements have been prepared in accordance with GAAP and present fairly the financial position of OptaPhone as of their respective dates and the results of operations, equity transactions and cash flow of OptaPhone for the periods indicated.

               (b) OptaPhone has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against on the OptaPhone balance sheet as of December 31, 1999 included in the OptaPhone 1999 Financial Statements (the "OptaPhone Balance Sheet"), except for those that are not
                 -----------------------
required by GAAP to be included in a balance sheet or the notes thereto. The reserves, if any, reflected on the OptaPhone Balance Sheet are adequate in light of the contingencies with respect to which they are made.

               (c) The accounts receivable shown on the OptaPhone Balance Sheet arose in the ordinary course of business and have been collected or are reasonably expected to be collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts and returns provided for in the OptaPhone Balance Sheet. The accounts receivable of OptaPhone arising after the date of the OptaPhone Balance Sheet and before the date of this Agreement are scheduled on Section 3.6(c) of the OptaPhone Disclosure Schedule, arose in the ordinary course of business and have been collected or will be collectible in the book amounts thereof, less allowances for doubtful accounts and returns determined in accordance with the past practices of OptaPhone. None of such accounts receivable is subject to any valid and material claim of offset or recoupment or counterclaim, and OptaPhone has no knowledge of any specific facts that would be likely to give rise to any such claim; no material amount of such accounts receivable is contingent upon the performance by OptaPhone of any obligation; and no agreement for deduction or discount has been made with respect to any such accounts receivable.

               (d) The inventories shown on the OptaPhone Balance Sheet, or thereafter acquired by OptaPhone consist of items of a quantity and quality usable or salable in the ordinary course of OptaPhone's business. Changes to the inventories of OptaPhone arising after the date of the OptaPhone Balance Sheet and before the date of this Agreement are scheduled in Section 3.6(d) of the OptaPhone Disclosure Schedule. The value at which inventories are carried reflect the inventory valuation policy of OptaPhone, which is consistent with its past practice and in accordance with GAAP. Due provision has been made on the books of OptaPhone, consistent with past practices, to provide for all slow-moving, obsolete, or unusable inventories at their estimated useful or scrap values, and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

          3.7  Tax Matters.
               -----------

               (a) OptaPhone has duly filed all tax returns, reports and estimates required to be filed by it, for all years and periods (and portions thereof) for which any such returns, reports or estimates were due on or prior to the Closing Date. All such returns, reports and estimates, as filed, were complete, correct and accurate in all material respects. All taxes due from OptaPhone have been paid with respect to years and periods ending on or prior to the Closing Date. OptaPhone has received no notice of any pending assessments, asserted deficiencies or claims for additional taxes that are payable and have not been paid, except to the extent that they are subject to a bona fide dispute with the relevant taxing authority. The reserves for taxes, if any, reflected on the OptaPhone Balance Sheet included in the OptaPhone 1999 Financial Statements are adequate and there are no tax liens on any property or asset of OptaPhone other than liens for taxes not yet due. There have been no examinations of any of OptaPhone's tax returns or reports by any Governmental Entity. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return or report for any period and no request for such an agreement or waiver is pending.

               (b) All taxes that OptaPhone has been required to collect or withhold have been duly collected or withheld and, to the extent required, have been paid to the proper taxing authority.

               (c) OptaPhone is not a party to any tax-sharing agreement or similar arrangement with any other party.

               (d) At no time has OptaPhone been included in the federal consolidated income tax return of any affiliated group of corporations.

               (e) OptaPhone is not obligated to make any "parachute payment," as defined in Section 280G of the Code.

               (f) OptaPhone will not be required to include any material adjustment in taxable income for any tax period (or portion thereof) ending after the Closing Date pursuant to Section 481(c) of the Code or any provision of the tax laws of any jurisdiction requiring tax adjustments as a result of a change in method of accounting implemented by OptaPhone prior to the Closing Date for any tax period (or portion thereof) ending on or before the Closing Date or pursuant to the provisions of any agreement entered into by OptaPhone prior to the Closing Date with any taxing authority with regard to the tax liability of OptaPhone for any tax period (or portion thereof) ending on or before the Closing Date.

               (g) OptaPhone is not under any contractual obligation to pay any tax obligations of any other person, or any tax obligation with respect to any transaction of any other person or to indemnify any other person with respect to any tax.

               (h) OptaPhone has not at any time filed a consent to the application of Section 341(f)(2) of the Code to any property or assets held, acquired or to be acquired by it, and will not file any such consent before the Closing Date.

          3.8  Absence of Certain Changes or Events. Since December 31, 1999,
               ------------------------------------
OptaPhone has conducted its business in the ordinary and usual course and, without limiting the generality of the foregoing, has not:

               (a) suffered any event or occurrence that has had a Material Adverse Effect on OptaPhone;

               (b) suffered any damage, destruction or loss, whether or not covered by insurance, that had a Material Adverse Effect on OptaPhone;

               (c) granted any increase in the compensation payable or to become payable by OptaPhone to its officers or employees;

               (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares;

               (e) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates except as may be required by any modification or change in GAAP;

               (f) sold, assigned, transferred, or otherwise disposed of any patent, trademark, tradename, brand name, copyright (or pending application for any patent, trademark or copyright), invention, process, know-how, formula or trade secret or interest therein or other intangible asset or licensed any of the foregoing;

               (g)  suffered any labor dispute;

               (h) entered into any material commitment or obligation, except with Zhone;

               (i) incurred any material liability (including, without limitation, any contingent liability with respect to the obligation of others), except in connection with the transactions contemplated by this Agreement;

               (j) permitted or allowed any of its property or assets to be subjected to any Encumbrance, except in the ordinary course of its business and except for liens of current taxes not yet due;

               (k) made any capital expenditure or commitment for additions to property, plant or equipment in excess of $10,000 in the aggregate;

               (l) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its Affiliates, officers, directors or shareholders or any Affiliate of any of the foregoing, other than salary or benefits to OptaPhone employees in the ordinary course of business; or

               (m) agreed to take any action described in this Section 3.8 or outside of the ordinary course of its business or that would constitute a breach of any of the representations or warranties of OptaPhone contained in the Transaction Documents.

          3.9  Title and Related Matters; Inventory.
               ------------------------------------

               (a) OptaPhone has good and marketable title to all the properties and assets, real and personal, reflected on the OptaPhone Balance Sheet as of December 31, 1999 included in the OptaPhone 1999 Financial Statements or acquired after the date of such OptaPhone Balance Sheet (except properties and assets sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or property which is leased), free and clear of all Encumbrances, except for purchase money security interests and the lien of current taxes not yet due and payable and Encumbrances which are immaterial in the aggregate. Section 3.9(a) of the OptaPhone Disclosure Schedule lists all material items of equipment owed or leased by OptaPhone, and such equipment is (i) adequate for the conduct of the business of OptaPhone as currently conducted and as proposed to be conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

               (b) All real and personal property leases to which OptaPhone is a party are valid, binding, enforceable and effective in accordance with their respective terms. There is not any existing default by OptaPhone under any of such leases or any event of default or event that, with notice or lapse of time or both, would constitute an event of default by OptaPhone or, to OptaPhone's Knowledge, by any other party to any of such leases which could be expected to have a Material Adverse Effect on OptaPhone. True, correct and complete copies of each OptaPhone lease described in this Section 3.9(b) have been provided to counsel for Zhone.

               3.10 Intellectual Property.
                    ---------------------

                    (a) OptaPhone owns, or is licensed (including pursuant to licenses, sublicenses or other agreements, collectively referred to herein as "Licensed Intellectual Property") or otherwise possesses a legal right to use,
 ------------------------------
all (i) issued patents and patent applications, (ii) all trademarks, trade names, service marks and domain names, (iii) copyrights and mask works, and (iv) other processes, formulae, methods, schematics, technology, know-how, inventions (whether or not patentable), computer software programs or applications, tangible or intangible proprietary and confidential information or materials and trade secrets, to the extent any of such rights are material to the conduct of the business of OptaPhone as currently conducted or as proposed to be conducted (all of which are referred to as the "OptaPhone Intellectual Property Rights")
                                      --------------------------------------

                    (b) Section 3.10(b) of the OptaPhone Disclosure Schedule contains an accurate and complete list of (i) all patents and patent applications and all trademarks, trade names, service marks and registered copyrights, included in the OptaPhone Intellectual Property Rights, including the jurisdictions in which each such OptaPhone Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed, (ii) all licenses, sublicenses, distribution agreements and other agreements to which OptaPhone is a party and pursuant to which any person is authorized to use any OptaPhone Intellectual Property Rights or has the right to manufacture, reproduce, market or exploit any OptaPhone Product or any adaptation, translation or derivative work based on any OptaPhone Product or any portion thereof, (iii) all licenses, sublicenses and other agreements to which OptaPhone is a party and pursuant to which OptaPhone is authorized to use any Licensed Intellectual Property, which is incorporated in or forms a part of any OptaPhone Product, (iv) all joint development or joint venture agreements to which OptaPhone is a party, and (v) all agreements with Governmental Entities or other third parties pursuant to which OptaPhone has obtained funding for research and development activities.

                    (c) OptaPhone is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the OptaPhone Intellectual Property Rights or Licensed Intellectual Property.

                    (d) OptaPhone: (i) has not received notice that is has been sued in any suit, action or proceedings which involves a claim of infringement or misappropriation of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; (ii) has not received any communications alleging that OptaPhone has violated, or by conducting its business as proposed, would violate any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; (iii) has no reason to believe that the manufacturing, marketing, licensing or sale of any OptaPhone Product or the provision of services in the course of OptaPhone's business infringes or misappropriates any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; and

(iv) has no knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any OptaPhone Intellectual Property Rights or Licensed Intellectual Property.

                    (e) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any of the OptaPhone Products at any stage of their development (the "OptaPhone Components") were written, developed and created solely and
 --------------------
exclusively by employees of OptaPhone without the assistance of any third party or were created by third parties who assigned exclusive ownership of all their rights to OptaPhone pursuant to valid and enforceable agreements. Each person currently or formerly employed by OptaPhone (including independent contractors, if any) that has or had access to confidential information of OptaPhone has executed and delivered to OptaPhone a confidentiality and non-disclosure agreement substantially in the form previously provided to Zhone's legal counsel. OptaPhone has at all times used commercially reasonable efforts to treat the OptaPhone Products and OptaPhone Components as containing trade secrets and have not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by their release into the public domain. OptaPhone has taken all reasonable steps that are required to protect OptaPhone's rights in confidential information and trade secrets of OptaPhone or provided by any other person to OptaPhone.

                    (f) Neither the execution and delivery of any such agreement, nor the carrying on of OptaPhone's business as currently conducted and as currently proposed to be conducted by any such person as an employee, consultant or independent contractor, as the case may be, has conflicted or will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons is obligated.

                    (g) To the knowledge of OptaPhone, no person is infringing or misappropriating any OptaPhone Intellectual Property Rights.

                    (h) Each (i) patent, (ii) trademark, (iii) copyright, (iv) service mark or (v) other OptaPhone Intellectual Property Right that has been registered, filed certified or otherwise perfected by recordation with any Governmental Entity ("OptaPhone Registered Intellectual Property") is
                          ------------------------------------------
valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such OptaPhone Registered Intellectual Property which are due before the Closing have been or will be paid prior to the Closing and all necessary documents and certificates in connection with such OptaPhone Registered Intellectual Property which are due before the Closing have been or will be filed prior to the Closing with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such OptaPhone Registered Intellectual Property. For each product, technology or service of OptaPhone that constitutes or includes a copyrightable work, OptaPhone has registered the copyright in the latest version of such work with the United States Copyright Office. In each case in which OptaPhone has acquired any OptaPhone Intellectual Property rights from any person, OptaPhone has obtained a valid assignment sufficient to irrevocably transfer all rights in such OptaPhone Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to OptaPhone and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, OptaPhone has recorded each such assignment with the relevant governmental authorities, including the United States Patent and Trademark Office, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

                    (i) There are no contracts, licenses or agreements between OptaPhone and any other person with respect to OptaPhone Intellectual Property Rights under which there is any dispute known to OptaPhone regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by OptaPhone.

                    (j) All of OptaPhone's current products (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"), and (ii) will lose no functionality with respect to the
 -------------------
introduction of records containing dates falling on or after January 1, 2000. With respect to products currently in development by OptaPhone, OptaPhone represents and warrants that all such products have been designed to be Year 2000 Compliant within the foregoing definition. To OptaPhone's Knowledge, all versions of Information Technology (as defined below) are Year 2000 Compliant, and will not cause a material interruption in the ongoing operations of OptaPhone's business on or after January 1, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all versions of software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are currently owned or used by OptaPhone in the conduct of its business, or purchased by OptaPhone from third party suppliers.

                    3.11  Employee Benefit Plans.
                          ----------------------

                          (a)  Section 3.11 of the OptaPhone Disclosure Schedule
lists, with respect to OptaPhone and any trade or business (whether or not incorporated) which is treated as a single employer with OptaPhone (an "ERISA
                                                                        -----
Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code,
---------
each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, severance, relocation, termination pay, deferred compensation, sabbatical, performance awards, bonus, stock or stock-related awards, fringe benefit, cafeteria benefit, dependent care, including, without limitation, each "employee benefit plan" as defined in Section 3(3) of ERISA which is maintained, contributed to, or required to be contributed to by OptaPhone or any ERISA Affiliate or with respect to which OptaPhone or any ERISA Affiliate has or may have any liability (collectively, the "OptaPhone Employee
                                                            ------------------
Plan(s)"). None of the OptaPhone Employee Plans promise or provide retiree
-------
medical or other retiree welfare benefits to any person. OptaPhone does not have any plan or commitment to establish any new OptaPhone Employee Plans or amend any OptaPhone Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in OptaPhone's financial statements, except for such amendments as may be required by law.

               (b)  Documents.  Except for such items the nondisclosure of which
                    ---------
would not have a Material Adverse Effect on OptaPhone, OptaPhone has furnished to Zhone true and complete copies of the current documents relating to each of the OptaPhone Employee Plans, including (without limitation) plan documents, trust documents, the most recent determination or opinion letter issued by the Internal Revenue Service ("IRS"), group annuity contracts, plan amendments that
                           ---
have not yet been incorporated into the current version of a restated plan document, insurance policies or contracts, employee booklets, administrative service agreements, summary plan descriptions, Form 5500 reports filed for the last three plan years, standard COBRA forms and notices, all registration statements and prospectuses, any correspondence or inquiry by the IRS (other than that relating to any determination letter application) or Department of Labor ("DOL"), and any material employee communications relating to any
        ---
OptaPhone Employee Plan that is materially inconsistent with the terms of any OptaPhone Employee Plan.

               (c)  Compliance.  Each OptaPhone Employee Plan has been
                    ----------
administered in accordance with its terms and is in material compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code) in all material respects, and OptaPhone and each ERISA Affiliate have performed all material obligations required to be performed by them under, are not in material default under or violation of and have no knowledge of any material default or violation by any other party to, any of the OptaPhone Employee Plans. Any OptaPhone Employee Plan intended to be qualified under Section 401(a) of the Code has obtained from the Internal Revenue Service a favorable determination letter or opinion letter as to its qualified status under the Code and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any OptaPhone Employee Plan subject to Code Section 401(a). There are no suits, administrative proceedings, including any audit or inquiry by the IRS or DOL, actions or other litigation pending, or to the knowledge of OptaPhone threatened against or with respect to any OptaPhone Employee Plan, other than routine claims for benefits and those relating to Qualified Domestic Relations Orders. OptaPhone and each of its United States subsidiaries have complied in all material respects with the health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), or any
                                                             -----
applicable state continuation coverage requirements, the Family and Medical Leave Act of 1993, the Health Insurance Portability and Accountability Act and the Cancer Rights Act of 1998.

               (d)  No Title IV or Multiemployer Plan. OptaPhone does not now,
                    ---------------------------------
nor has it ever, maintained, established, sponsored, participated in, or contributed to, any pension plan which is subject to Title IV of ERISA or
Section 412 of the Code. Neither OptaPhone nor any ERISA Affiliate is a party to, has made or is required to make any contribution to, or otherwise incurred any obligation or liability under any "multiemployer plan" as defined in Section 3(37) of ERISA. Neither OptaPhone nor any ERISA Affiliate has any actual or potential withdrawal liability for any complete or partial withdrawal from any multiemployer plan.

               (e)  Effect of Transaction.  The consummation of the transactions
                    ---------------------
contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of OptaPhone to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in Exhibit D to this Agreement, or (ii) accelerate the time of payment
            ---------
or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider. No benefit payable or which may become payable by OptaPhone pursuant to any OptaPhone Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code.

          3.12   Contracts.
                 ---------

                 (a) Except as set forth in the OptaPhone Disclosure Schedule, OptaPhone is not a party or subject to any agreement, obligation or commitment, written or oral:

                      (i) that calls for any fixed or contingent payment or expenditure or any related series of fixed and/or contingent payments or expenditures by or to OptaPhone totaling more than $10,000 in any year;

                      (ii) with agents, advisors, salesmen, sales representatives, independent contractors or consultants that are not cancelable by it on no more than thirty (30) days' notice and without liability, penalty or premium;

                      (iii) to provide funds to or to make any investment in any other person or entity (in the form of a loan, capital contribution or otherwise);

                      (iv) with respect to obligations as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person or entity;

                      (v) for any line of credit, standby financing, revolving credit or other similar financing arrangement;

                      (vi) for the sale or lease of any real property involving more than $10,000 per annum;

                      (vii) to provide any warranty or indemnity relating to products or services provided by OptaPhone, other than any warranties or indemnities contained in OptaPhone's standard terms and conditions of sale provided to Zhone's legal counsel and warranties implied by law; or

                      (viii) with any distributor, original equipment manufacturer, value added remarketer or other person for the distribution of any of the OptaPhone Products.

               (b) To OptaPhone's Knowledge, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or instrument.

               (c) Section 3.12(c) of the OptaPhone Disclosure Schedule lists each vendor that (i) manufactures for or supplies to OptaPhone any material product or component of any OptaPhone Product and to which OptaPhone paid more than $50,000 in 1997, 1998 or 1999, or (ii) is the sole source for any product or component of any OptaPhone Product.

               (d) OptaPhone is not in default under or in breach or violation of, nor, to OptaPhone's knowledge, is there any valid basis for any claim of default by OptaPhone under, or breach or violation by OptaPhone of, any contract, commitment or restriction to which OptaPhone is a party or by which it or any of its properties or assets is bound or affected, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on OptaPhone. To OptaPhone's Knowledge, no other party is in default under or in breach or violation of, nor, to OptaPhone's Knowledge, is there any valid basis for any claim of default by any other party under, or any breach or violation by any other party of, any contract, commitment, or restriction to which OptaPhone is a party or by which any of its properties or assets is bound or affected, where such defaults, breaches, or violations would, individually or in the aggregate, have a Material Adverse Effect on OptaPhone.

          3.13  Compliance with Law. OptaPhone possesses all regulatory
                -------------------
consents, authorizations, approvals, licenses and permits required by any Governmental Entity in connection with the conduct of all aspects of its business as presently conducted. OptaPhone has complied with all such consents, authorizations, approvals, licenses and permits and with all applicable laws, regulations and other requirements of each Governmental Entity having jurisdiction over OptaPhone. OptaPhone has not received any (i) notification of any asserted present or past failure by OptaPhone to comply with such laws, rules or regulations, or (ii) written complaint, inquiry or request for information from any Governmental Entity relating thereto.

          3.14  Labor Difficulties.  To OptaPhone's Knowledge, OptaPhone is not
                ------------------
engaged in any unfair labor practice and is not in violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There are no proceedings pending or, to OptaPhone's Knowledge, reasonably expected or threatened, between OptaPhone and any of its current or former employees. There are no claims pending or, to OptaPhone's Knowledge, reasonably expected or threatened, against OptaPhone under any workers' compensation or disability plan or policy. OptaPhone has provided all employees with all wages, benefits and compensation earned up through the date of this Agreement. There is no unfair labor practice complaint against OptaPhone pending, or, to OptaPhone's Knowledge, threatened, nor are there any grievances which could form the basis for such a complaint before the National Labor Relations Board. To OptaPhone's Knowledge, (i) the consummation of the transactions contemplated by the Transaction Documents will not have a Material Adverse Effect on its relations with OptaPhone employees, and (ii) none of the OptaPhone employees intends to leave its employment, whether as a result of the transactions contemplated by the Transaction Documents or otherwise.

          3.15  Certain Transactions.
                --------------------

                (a) No Affiliate of OptaPhone has any interest in (i) any material equipment or other property or asset, real or personal, tangible or intangible, including, without limitation, any of the OptaPhone Intellectual Property Rights, used in connection with or pertaining to the business of OptaPhone, (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of any of the OptaPhone Products, (iii) any entity that competes with OptaPhone, or with which OptaPhone is affiliated or has a business relationship, or (iv) any agreement, obligation or commitment, written or oral, to which OptaPhone is a party; provided, however, that no
                                                -------- -------
Affiliate of OptaPhone or other person shall be deemed to have such an interest solely by virtue of the ownership of less than 5% of the outstanding stock or debt securities of any publicly held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on Nasdaq.

                (b) Except as contemplated by the Transaction Documents, OptaPhone is not a party to any (i) agreement with any officer or other employee of OptaPhone (x) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving OptaPhone in the nature of any of the transactions contemplated by the Transaction Documents,
(y) providing any term of employment or compensation guaranty, or (z) except as set forth in Exhibit D, providing severance benefits or other benefits after the
             ---------
termination of employment of such officer or other employee regardless of the reason for such termination of employment, or (ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan (other than such plans with respect to the OptaPhone Options), any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by the Transaction Documents or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by the Transaction Documents.

          3.16  Employees and Consultants.  True, correct and complete copies
                -------------------------
of all written agreements and descriptions of all oral agreements with individual employees and consultants to which OptaPhone is a party have been delivered to Zhone. The OptaPhone Disclosure Schedule lists the names of all OptaPhone employees.

          3.17  Insurance.  Section 3.17 of the OptaPhone Disclosure Schedule
                ---------
lists all forms of insurance held by OptaPhone. To OptaPhone's Knowledge, OptaPhone has not done anything, either by way of action or inaction, that would invalidate any insurance policies and other forms of insurance held by OptaPhone in whole or in part. There is no claim by OptaPhone pending under any of such policies.

          3.18  Litigation.  There is no action, proceeding, claim or
                ----------
investigation pending against OptaPhone or affecting any of its properties, assets or operations before any court or administrative agency, and, to OptaPhone's Knowledge, no such action, proceeding, claim or investigation has been threatened, nor is there any reasonable basis therefor. Without limiting the generality of the preceding sentence, there is no basis for any shareholder or former shareholder of OptaPhone, or any other person, firm, corporation or entity, to assert a claim against OptaPhone, Zhone or Sub based upon (i) issuance or rights to issuance by OptaPhone of any shares of OptaPhone capital stock, (ii) any rights as a OptaPhone Shareholder, including any option or preemptive rights or rights to notice or to vote, or (iii) any rights under any agreement between OptaPhone and any of its shareholders or former shareholders, or option holders or former option holders in their capacity as such, except in each case as set forth in
Section 3.22. There is no judgment, decree, injunction, rule or order of any Governmental Entity outstanding against OptaPhone or, to OptaPhone's Knowledge, affecting any of its properties, assets or operations. No product liability or warranty claim has been asserted or threatened against OptaPhone nor, to OptaPhone's Knowledge, is there any specific situation, set of facts or occurrence that provides a basis for any such claim.

          3.19  Corporate Minutes, Etc. OptaPhone has made available to counsel
                ----------------------
for Zhone true, correct and complete copies of (i) its its shareholders, Board of Directors and any committees thereof, (ii) all material permits, minute book containing complete records of all proceedings, consents, actions, and meetings of orders, and consents issued by any Governmental Entity with respect to OptaPhone, or any securities of OptaPhone, and all applications for such permits, orders, and consents, and (iii) the stock certificate and transfer books and the stock register of OptaPhone setting forth all issuances and transfers of any capital stock of OptaPhone. The corporate minute books, stock certificate books, stock registers and other corporate records of OptaPhone and the copies thereof provided to counsel for Zhone are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

          3.20  Compliance with Environmental Requirements. OptaPhone has
                ------------------------------------------
complied with and not violated any laws, regulations or requirements of any Governmental Entity related to pollution or protection of the environment, including those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes. To OptaPhone's Knowledge, there are no conditions, circumstances, activities, practices, incidents, or actions which are likely to form the basis of any claim, action, suit, proceeding, hearing or investigation against OptaPhone based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic materials, substances or wastes.

          3.21  No Brokers.  OptaPhone is not obligated for the payment of fees
                ----------
or expenses of any broker, finder or other person in connection with the origination, negotiation or execution of this Agreement or any of the Transaction Documents or in connection with any transaction contemplated hereby or thereby.

          3.22  OptaPhone Options.  Section 3.22 of the OptaPhone Disclosure
                -----------------
Schedule contains a list of all Optionees and the OptaPhone Options held by each Optionee. All OptaPhone Options that will be outstanding immediately prior to the Effective Time of the

Merger have been issued in accordance with the terms of the OptaPhone Option Plans and pursuant to the standard forms of option agreement previously provided to counsel for Zhone.

          3.23 Government Contracts. All agreements pursuant to which OptaPhone
               --------------------
has sold or licensed any of its products to, or performed services for, any Government Contract Party are listed in Section 3.23 of the OptaPhone Disclosure Schedule. All of OptaPhone's technical data and computer software was developed exclusively at private expense.

          3.24 Restrictions on Business Activities. Except for Agreements with
               -----------------------------------
Zhone, there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which OptaPhone is a party or otherwise binding upon OptaPhone which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of OptaPhone, any acquisition of property (tangible or intangible) by OptaPhone, the conduct of business by OptaPhone or otherwise limiting the freedom of OptaPhone to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, OptaPhone has not entered into any agreement under which OptaPhone is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

          3.25 Disclosure. OptaPhone has delivered to counsel for Zhone a true,
               ----------
complete and correct copy of each document referred to in the OptaPhone Disclosure Schedule or otherwise required by this Section 3 to be delivered.

          3.26 No Material Adverse Effect. There has been no Material Adverse
               --------------------------
Effect on OptaPhone since December 31, 1999, and to OptaPhone's Knowledge, since December 31, 1999 there has not occurred any event which could reasonably be expected to have a Material Adverse Effect on OptaPhone.

          3.27 No Misrepresentation. No representation or warranty by OptaPhone
               --------------------
in this Agreement, or any statement, certificate or schedule furnished or to be furnished by OptaPhone pursuant to this Agreement, when taken together, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

     4.   Representations and Warranties of Zhone and Sub. Zhone and Sub jointly
          -----------------------------------------------
and severally represent and warrant to OptaPhone that:

          4.1  Organization and Good Standing. Zhone and Sub are corporations
               ------------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation, and have all requisite corporate power and authority to carry on their respective businesses as it is now being conducted. Zhone and Sub are duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary, except where the lack of such qualification or licensing (individually or in the aggregate) would not have a Material Adverse Effect on Zhone or Sub.

          4.2  Power, Authorization and Validity.
               ---------------------------------

               (a) Zhone and Sub each has the corporate right, power, legal capacity and authority to execute and deliver, and to consummate the transactions contemplated by, the Transaction Documents to which it is or will be a party and to perform its obligations under each of them. The execution and delivery of, and the consummation of the transactions contemplated by, each of the Transaction Documents to which Zhone or Sub is or will be a party, the Zhone 1999 Stock Option Plan, and each Zhone Stock Option Agreement has been duly and validly approved and authorized by all necessary corporate action.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Zhone or Sub in connection with the execution and delivery of, and the consummation by them of the transactions contemplated by, any of the Transaction Documents to which either of them is or will be a party, or the Zhone 1999 Stock Option Plan or any Zhone Stock Option Agreement, except for the filing of the Agreement of Merger and officers' certificates with the office of the Secretary of State of the State of California, the filing of appropriate documents with the relevant authorities of other states in which OptaPhone is qualified to do business, and such filings under federal and state securities laws as have already been completed or which are not yet due.

               (c) Each of the Transaction Documents to which Zhone or Sub is or will be a party, the Zhone 1999 Stock Option Plan, and each Zhone Stock Option Agreement has been, or upon its execution and delivery by Zhone or Sub will have been, duly executed and delivered by it and constitutes or will constitute upon its execution and delivery, a valid and binding obligation of Zhone or Sub, enforceable in accordance with its terms.

          4.3  Capitalization.  The authorized capital stock of Zhone consists
               --------------
of 300,000,000 shares of Common Stock, $0.001 par value per share ("Common
                                                                    ------
Stock"), of which 80,631,000 shares are issued and outstanding, and 125,000,000
-----
shares of Preferred Stock, $0.001 par value per share ("Preferred Stock"),
                                                        ---------------
38,750,000 of which shares have been designated as Series A-1 Preferred, 37,500,000 of which shares have been designated as Series A-2 Preferred Stock, 13,750,000 of which shares have been designated as Series A-3 Preferred Stock, 12,500,000 of which shares have been designated as Series A-4 Preferred Stock, 6,250,000 of which shares have been designated as Series A-5 Preferred Stock, 7,868,750 of which shares have been designated as Series A-6 Preferred Stock. 2,500,000 of which shares have been designated as Series A-7 Preferred Stock, 1,075,000 of which shares have been designated as Series A-8 Preferred Stock, 1,750,000 of which shares have been designated as Series A-Preferred Stock, 1,056,250 of which shares have been designated as Series A-10 Preferred Stock, 1,000,000 of which shares have been designated as Series A-11 Preferred Stock and 1,000,000 of which shares have been designated as Series A-12 Preferred Stock. As of the date of this Agreement all 125,000,000 shares of such Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. There is (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company authorized or outstanding, (ii) no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (iii) no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of the Company's capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof except that (A) 38,750,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-1 Preferred Stock, (B) 37,500,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-2 Preferred Stock, (C) 13,750,000 shares have been reserved for issuance upon conversion of the Series A-3 Preferred Stock, (D) 12,500,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-4 Preferred Stock, (E) 6,250,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-5 Preferred Stock, (F) 7,868,750 shares of Common Stock have been reserved for issuance upon conversion of the Series A-6 Preferred Stock, (G) 2,500,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-7 Preferred Stock, (H) 1,075,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-8 Preferred Stock, (I) 1,750,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-9 Preferred Stock, (J) 1,056,250 shares of Common Stock have been reserved for issuance upon conversion of the Series A-10 Preferred Stock, (K) 1,000,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-11 Preferred Stock, (L) 1,000,000 shares of Common Stock have been reserved for issuance upon conversion of the Series A-12 Preferred Stock. Zhone has reserved 50,000,000 shares of Common Stock for issuance under the Zhone 1999 Stock Option Plan.

          4.4  No Violation of Existing Agreements.  The execution and delivery
               -----------------------------------
of this Agreement and each of the other Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, (i) any provision of the Certificate of Incorporation or Bylaws of Zhone, or the Articles of Incorporation or Bylaws of Sub, as currently in effect, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which Zhone or Sub is a party or by which Zhone or Sub or any of its properties or assets is bound or affected, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Zhone, Sub or their properties or assets.

          4.5  No Brokers.  Neither Zhone nor Sub is obligated for the payment
               ----------
of fees or expenses of any broker or finder in connection with the origination, negotiation or execution of this Agreement or the Agreement of Merger or in connection with any transaction contemplated hereby or thereby.

          4.6  Litigation.  There is no litigation pending, or to the knowledge
               ----------
of Zhone or Sub threatened, against Zhone, Sub or any of their officers and directors which, if determined adversely, would result in an injunction against the Merger or have an adverse effect on Zhone's ability to deliver the Total Merger Consideration or any Stock Option Agreement.

     5.   Covenants of OptaPhone.  Optaphone Covenants to and agrees with each
          ----------------------
of Zhone and Sub as follows:

          5.1  Conduct of Business; Interim Operations.  During the period from
               ---------------------------------------
the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time of the Merger, OptaPhone agrees, subject to the limitations described in Section 5.1(r) below, to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. OptaPhone shall promptly notify Zhone of any event or occurrence where such event or occurrence would result in a breach of any covenant of OptaPhone set forth in this Agreement or cause any representation or warranty of OptaPhone set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence. Except as expressly contemplated by this Agreement, OptaPhone shall not, without the prior written consent of Zhone:

               (a) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the OptaPhone Intellectual Property Rights;

               (b) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

               (c) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities (except upon the exercise or conversion of securities outstanding on the date of this Agreement);

               (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division;

               (e) sell, lease, license or otherwise dispose of any of its properties or assets except for transactions entered into in the ordinary course of business consistent with past practice;

               (f) take any action to: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, (ii) grant any severance or termination pay to, or enter into any employment or severance agreements with, any officer or employee, (iii) enter into any collective bargaining agreement, or (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

               (g) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice or as required by GAAP;

               (h) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred under outstanding lines of credit in the ordinary course of business consistent with past practice;

               (i) amend or propose to amend its Articles of Incorporation or Bylaws;

               (j) incur or commit to incur any individual capital expenditure in excess of $5,000 or aggregate capital expenditures in excess of $10,000;

               (k) amend or terminate any material contract, agreement or license to which it is a party except in the ordinary course of business;

               (l) waive or release any material right or claim, except in the ordinary course of business;

               (m)  initiate any litigation or arbitration proceeding;

               (n) accelerate, amend or change the period of exercisability of any options or restricted stock granted to employees of OptaPhone or authorize cash payments in exchange for any options granted under any of such plans;

               (o) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency;

               (p) change any of OptaPhone's accounting policies or practices except as may be required by any modification or change in GAAP;

               (q) change any of OptaPhone's personnel policies in any material respect (except for changes contemplated by the Severance Plan);

               (r)  grant any person a power of attorney or similar authority;
or

               (s) agree in writing or otherwise to take any of the actions described in subsections (a) through (r) above, or any action which is reasonably likely to make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Closing Date.

          5.2  Access to Information.  Until the Closing, OptaPhone will allow
               ---------------------
Zhone and its agents free access upon reasonable notice and during normal working hours to its files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, OptaPhone Intellectual Property Rights, personal property and financial condition. Until the Closing, OptaPhone shall cause its accountants to cooperate with Zhone and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to OptaPhone in the possession, custody or control of such accountants, subject to the execution by Zhone of a customary agreement with such accountants with respect to the use of such working papers.

          5.3  Shareholder Consent.  OptaPhone shall promptly after the date
               -------------------
hereof take all action necessary in accordance with the California Law and its Articles of Incorporation and Bylaws to solicit and obtain shareholder consent and approval to consummate the transactions contemplated by this Agreement and the Agreement of Merger. OptaPhone shall use commercially reasonable efforts to solicit such consent and approval from the shareholders of OptaPhone at the earliest practicable date and not later than February 7, 2000. The Board of Directors of OptaPhone will recommend to the OptaPhone Shareholders that the Merger and the other transactions contemplated by this Agreement be approved and will use commercially reasonable efforts to solicit the approval of such matters by the OptaPhone Shareholders. OptaPhone will provide to Zhone copies of all documents and other information furnished to the shareholders of OptaPhone, if applicable, in connection with such solicitation.

          5.4  Regulatory Approvals.  Prior to the Closing, OptaPhone will
               --------------------
execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity that may be reasonably required in connection with the consummation of the transactions contemplated by the Transaction Documents. OptaPhone will use commercially reasonable efforts to obtain or, as applicable, to assist Zhone in obtaining all such authorizations, approvals and consents.

          5.5  Satisfaction of Conditions Precedent.  OptaPhone will use
               ------------------------------------
commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Sections 9.1 and 9.3 and to cause the transactions contemplated by the Transaction Documents to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

          5.6  Other Negotiations.  From and after the date of this Agreement
               ------------------
until the earlier of the Effective Time of the Merger or the termination of this Agreement by its terms, OptaPhone shall not, directly or indirectly through any officer, director, employee, representative or agent of OptaPhone or otherwise,
(i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, share exchange, business combination, sale of all or a material portion of assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving OptaPhone other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"),
                                                        --------------------
(ii) engage or participate in negotiations or discussions concerning, or provide any information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, enter into, accept, approve or recommend any Acquisition Proposal.

     6.   Covenants of Zhone and Sub.  Zhone and Sub hereby covenant and agree
          --------------------------
with Optaphone as follows:

          6.1  Notice of Changes.  Zhone will promptly notify OptaPhone in
               -----------------
writing of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Zhone or Sub contained in any of the Transaction Documents, if made on or as of the date of that event or the Closing Date, untrue or inaccurate in any material respect. Zhone shall further notify OptaPhone of any event or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect on Zhone; provided, however, that
                                                         --------  -------
any such notice shall not constitute an admission that a Material Adverse Effect on Zhone has occurred.

          6.2  Regulatory Approvals.  Prior to the Closing, Zhone and Sub will
               --------------------
execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity that may be reasonably required in connection with the consummation of the transactions contemplated by the Transaction Documents. Zhone and Sub will use commercially reasonable efforts to obtain, or, as applicable, to assist OptaPhone in obtaining all such authorizations, approvals and consents.

          6.3  Satisfaction of Conditions Precedent.  Zhone will use
               ------------------------------------
commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Sections 9.1 and 9.2 and to cause the transactions contemplated by the Transaction Documents to be consummated, and, without limiting the generality of the foregoing, to assist OptaPhone in obtaining all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

          6.4  Issuance of Options.  At the Closing, Zhone will issue options
               -------------------
to purchase an aggregate of 365,000 shares of Zhone Common Stock in the amounts, under the terms, and to the employees set forth in the schedule attached hereto as Exhibit C.
   ---------

     7.   Additional Covenants of the Parties. In addition to the foregoing, the
          -----------------------------------
parties covenant and agree as follows:

          7.1  Confidentiality.
               ---------------

               (a) In connection with the Merger and the transactions contemplated by this Agreement, OptaPhone has provided to Zhone and Zhone has provided to OptaPhone (in each case the providing party is herein referred to as the "Disclosing Company" and the receiving party is herein referred to as the
     ------------------
"Receiving Party") certain documents and information (including information in
 ---------------
verbal, visual, written and/or electronic format) relating to the Disclosing Company's business, which are not generally available to others, and are protected by the Disclosing Company against unrestricted disclosure to others ("Evaluation Material"). Evaluation Material shall not include any document or
  -------------------
information that (a) was known to the Receiving Company prior to the commencement of any disclosure of Evaluation Material by the Disclosing Company or its Representatives (as defined below) to the Receiving Company; (b) was or is independently developed by the Receiving Company without use of Evaluation Material; (c) is now or hereafter becomes available to the public other than as a consequence of a breach by the Receiving Party of its obligations under this
Section 7.1 and (d) is or becomes available to the Receiving Company on a nonconfidential basis from a source (other than the Disclosing Company) which, to the best of the Receiving Company's knowledge after due inquiry, is not prohibited from disclosing such information to the Receiving Company by a legal, contractual or fiduciary obligation to the Disclosing Company.

               (b) Unless and until the Merger is consummated, all Evaluation Material will be used solely for the purpose of evaluating the Merger and the transactions contemplated by this Agreement and the planning for the implementation of the Merger and such Evaluation Material shall be kept strictly confidential by the Receiving Company and those of its directors, officers, employees and advisors to whom disclosure is necessary for the performance of such evaluation and such planning (collectively referred to as the "Representatives"), it being understood that these Representatives have been or
 ---------------
shall be informed of the confidential nature of the Evaluation Material and shall agree to be bound by the provisions of this Section 7.1, and to refrain from disclosing and to not disclose the Evaluation Material to any other person. Without limiting the generality of the foregoing, upon the consummation of the Merger, only Zhone shall be permitted to disclose the Evaluation Material of both Zhone and OptaPhone. The Receiving Company shall cause its Representatives to observe the terms of this Section 7.1, and the Receiving Company shall be responsible for any breach of this Section 7.1 by any of its Representatives.

               (c) In the event that the Receiving Company or any of its Representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand, other demand or request by a governmental agency or other application of statutes, rules and regulations under the Federal securities laws or similar process) to disclose any of the Evaluation Material, the Receiving Company shall provide the Disclosing Company with prompt prior written notice of such requirement prior to such disclosure. In the event that a protective order or other remedy is not obtained, or that the Disclosing Company waives compliance with the provisions hereof, the Receiving Company agrees to furnish only that portion of the Evaluation Material which the Receiving Company is legally required to furnish and, where appropriate, to exercise its best efforts to obtain assurances that confidential treatment will be accorded such Evaluation Material.

               (d) If a Merger is not consummated or if the Disclosing Company so requests, the Receiving Company shall promptly return to the Disclosing Company all copies of Evaluation Material in its possession or in the possession of its Representatives which consists of written or visual material, and the Receiving Company shall destroy all copies of any analyses, compilations, studies or other documents prepared by the Receiving Company or for the Receiving Company's use containing any Evaluation Material. Notwithstanding the return or destruction of the Evaluation Material, each party and its Representatives shall continue to be bound by its obligations of confidentiality and other obligations hereunder. Any destruction required pursuant to this
Section 7.1 shall be certified in writing to the applicable party by an authorized officer supervising such destruction.

          7.2  Publicity. Neither OptaPhone, on the one hand, nor Zhone or Sub,
               ---------
on the other, shall issue any press release or other public announcement or communication regarding the transactions contemplated by this Agreement without the prior written approval of the other as to the content thereof, which approval shall not be unreasonably withheld; provided, however, that the
                                             --------  -------
foregoing shall not be deemed to prohibit any disclosure which is required by any applicable law or by any Governmental Entity or any disclosure made to OptaPhone Shareholders in connection with soliciting shareholder consent to the Merger.

          7.3  Employment Matters.
               ------------------

               (a) At or prior to the Closing, OptaPhone will terminate the employment of all of the employees of OptaPhone. Zhone shall offer employment at the Closing to all employees of OptaPhone. Each such person shall be offered "at-will" employment by Zhone subject to and in compliance with Zhone's standard human resources policies and procedures, and the terms of such employment, including the position, salary and responsibilities, will be determined in Zhone's sole discretion.

               (b) Prior to the Closing, Zhone shall adopt the severance benefit policy adopted by OptaPhone as described on Exhibit D and shall not
                                                    ---------
modify this policy for a period of at least 180 days after the Closing.

               (c) For all purposes of determining eligibility and any and all entitlements under any employment benefit plan provided by Zhone or the Surviving Corporation in the future, service performed by employees of OptaPhone prior to the Closing Date shall be credited; provided, however, that such credit
                                             --------  -------
shall not apply to any vesting of any Zhone options, nor shall such credit apply with respect to Zhone's vacation benefits to the extent OptaPhone employees have been compensated for their vacation accruals on or prior to the Closing.

          7.4  Voting Agreements. OptaPhone shall cause each director and
               -----------------
officer of OptaPhone and (and the affiliates thereof) to execute and deliver to Zhone, by the date of this

Agreement, voting agreements and irrevocable proxies in the forms annexed hereto as Exhibit E (the "Voting Agreements"), agreeing, among other things, to vote in
   ---------       -----------------
favor of the Merger.

          7.5  Continuing Cooperation. In case at any time after the Effective
               ----------------------
Time of the Merger any further action is reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary action.


     8.   The Closing.
          -----------

          8.1  Delivery of Documents. At the Closing, each party shall deliver
               ---------------------
to the others all documents, certificates, schedules, agreements and instruments required by this Agreement to be delivered at such time, such delivery to be deemed effective at the Effective Time of the Merger.

          8.2  Delivery of Cash Payment. Not later than two (2) business days
               ------------------------
after the Confirmation Date, Zhone and the Surviving Corporation shall cause the Exchange Agent to effect the exchange of Certificates representing the OptaPhone Common Stock and OptaPhone Preferred Stock for the applicable Cash Payment in accordance with the procedures specified in Section 2.8 and the Agreement of Merger.

     9.   Conditions to the Closing.
          -------------------------

          9.1  Conditions to Each Party's Obligations. The respective
               --------------------------------------
obligations of each party to effect the transactions to be performed by such party at the Closing are, at the option of such party, subject to the satisfaction at or prior to the Closing of the following conditions (unless waived in writing if permitted by applicable law):

               (a) This Agreement, the Merger and the other transactions contemplated hereby shall have been duly approved by the shareholders of OptaPhone in the manner required under the California Law.

               (b) No order shall have been entered, and not vacated, by a court or administrative agency of competent jurisdiction, in any action or proceeding which enjoins, restrains or prohibits the consummation of the Merger.

               (c) There shall be no litigation pending or threatened by any regulatory body or private party in which (i) an injunction is or may be sought against the transactions contemplated by the Transaction Documents, or (ii) relief is or may be sought against any party hereto as a result of this Agreement and in which, in the good faith judgment of the Board of Directors of either OptaPhone or Zhone (relying on the advice of their respective legal counsel), such regulatory body or private party has a reasonable likelihood of prevailing.

               (d) All authorizations, consents, permits and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation of the transactions contemplated by this Agreement shall have been obtained.

          9.2  Conditions to Obligations of OptaPhone. The obligations of
               --------------------------------------
OptaPhone to effect the transactions to be performed by it at the Closing are, at the option of OptaPhone, subject to the satisfaction at or prior to the Closing of the following additional conditions:


               (a) All of the representations and warranties of Zhone and Sub set forth in Section 4 hereof shall be true in all material respects on and as of the Closing Date, except for representations and warranties which are as of a certain date which shall be true in all material respects as of such date, with the same force and effect as if they had been made at the Closing, except for changes contemplated by this Agreement, and Zhone and Sub shall have delivered to OptaPhone certificates to such effect dated the Closing Date and signed by authorized representatives of Zhone and Sub, respectively.

               (b) All of the terms, covenants and conditions of this Agreement to be complied with and performed by Zhone and Sub at or prior to the Closing shall have been duly complied with and performed in all material respects, and Zhone and Sub shall have delivered to OptaPhone certificates to such effect dated the Closing Date and signed by authorized representatives of Zhone and Sub, respectively.

               (c) There shall not have occurred a Material Adverse Effect on Zhone.

          9.3  Conditions to Obligations of Zhone and Sub. The obligations of
               ------------------------------------------
Zhone and Sub to effect the transactions to be performed by them at the Closing are, at the option of Zhone, subject to the satisfaction at or prior to the Closing of the following additional conditions:

               (a) All the representations and warranties of OptaPhone set forth in Sections 3 shall be true in all material respects on and as of the Closing Date, except for representations and warranties which are as of a certain date which shall be true in all material respects as of such date, with the same force and effect as if they had been made at the Closing, except for changes contemplated by this Agreement, and OptaPhone shall have delivered to Zhone a certificate to such effect dated the Closing Date and signed by the President and Chief Financial Officer of OptaPhone.

               (b) All of the terms, covenants and conditions of this Agreement to be complied with and performed by OptaPhone at or prior to the Closing Date shall have been duly complied with and performed in all material respects, and OptaPhone shall have delivered to Zhone certificates to such effect dated the Closing Date and signed by the President and Chief Financial Officer of OptaPhone.

               (c) There shall have been no material adverse change in the financial condition, results of operations, business or properties of OptaPhone from the date hereof, through the Closing Date, other than changes disclosed in the OptaPhone Disclosure Schedule.

               (d) Jerry Hinshaw, Jim Longnecker and Pat Nichols each shall have (i) accepted the offer of employment with Zhone and (ii) executed and delivered to Zhone a non-competition agreement in the form attached hereto as Exhibit F.
---------

               (e) All persons serving as directors or officers of OptaPhone shall have resigned all such positions effective as of the Closing.

               (f) All OptaPhone Option Agreements shall have been terminated by all parties to those agreements.

               (g) This Agreement, the Merger and the other transactions contemplated by this Agreement shall have been duly approved by the OptaPhone Shareholders holding (i) at least ninety-five percent (95%) of the OptaPhone capital stock held by OptaPhone Shareholders and (ii) that number of shares as may be required to approve the Merger under applicable law.

               (h) Any and all consents from third parties to OptaPhone's material contracts, including but not limited to unvested OptaPhone Options, and other instruments required to allow the consummation of the Merger and the other transactions contemplated by the Transaction Documents shall have been obtained.

               (i) OptaPhone shall have received and delivered to Zhone certificates of good standing from the Secretary of State of the State of California and the Franchise Tax Board of the State of California, each dated within 3 business days prior to the Closing. OptaPhone shall have delivered to Zhone a certificate, validly executed by the Secretary of OptaPhone, certifying as to the terms and effectiveness of the Articles of Incorporation and By-laws of OptaPhone and the valid adoption of resolutions of the Board of Directors of OptaPhone and the OptaPhone Shareholders approving this Agreement and the consummation of the transactions contemplated hereby.

          10.  Termination of Agreement.
               ------------------------

               10.1  Termination by Zhone. This Agreement may be terminated, and
                     --------------------
the Merger abandoned, at any time before the Closing by Zhone upon written notice to OptaPhone, specifying the basis for such termination, if (a)(i) OptaPhone shall have breached in any material respect any of its covenants or agreements contained in this Agreement or (ii) an event has occurred which would cause a failure of any of the conditions in Section 9.3(a), (b) or (c) and such breach or failure of condition (x) cannot be cured or (y) shall not have been cured within fifteen (15) days after notice thereof to the breaching party from Zhone, (b) any representation or warranty of OptaPhone contained in this Agreement shall have been materially inaccurate when made, or (c) through no breach of this Agreement by Zhone, the Closing shall not have occurred on or before February 29, 2000.


               10.2  Termination by OptaPhone. This Agreement may be terminated,
                     ------------------------
and the Merger abandoned, at any time before the Closing by action of the Board of Directors of OptaPhone upon written notice to Zhone, specifying the basis for such termination, if (i) Zhone or Sub shall have breached in any material respect any of their respective covenants or agreements contained in this Agreement and shall not have cured such breach within fifteen (15) days after notice thereof to the breaching party from OptaPhone, (ii) any representation or warranty of Zhone or Sub contained in this Agreement shall have been materially inaccurate when made, or (iii) through no breach of this Agreement by OptaPhone, the Closing shall not have occurred on or before February 29, 2000.

          10.3  Mutual Consent.  This Agreement may be terminated, and the
                --------------
Merger abandoned, at any time before the Closing, by the mutual written consent of Zhone and OptaPhone.

          10.4  Effect of Termination. Upon any termination of this Agreement
                ---------------------
pursuant to the provisions of this Section 10, all parties hereto shall be relieved of all further obligations under this Agreement, except for the provisions of this paragraph and Section 12.7 regarding the payment of expenses and the continuing obligations of the parties under Section 7.1. If such termination shall result from the failure of a party to carry out its obligations under this Agreement, such party shall be liable for losses incurred by the other parties. The provisions of this Section 10.4 shall survive any such termination.

     11.  Survival of Representations and Warranties; Indemnification.
          -----------------------------------------------------------

          11.1  Survival of Representations and Warranties. If the Merger
                ------------------------------------------
occurs, the representations and warranties of OptaPhone contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive until the date that is the first anniversary of the Closing Date (the "Termination Date"). Notwithstanding the preceding
                          ----------------
sentence, any claim for indemnity for breach of a representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which such representation or warranty otherwise would terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the Shareholder Agent (as defined below) prior to such time.

          11.2  Indemnification.
                ---------------

                (a) Subject to the terms, conditions and limitations contained herein, the OptaPhone Shareholders (the "OptaPhone Indemnitor") shall defend and
                                         --------------------
hold harmless Zhone, its stockholders, officers, directors, employees and attorneys, all Subsidiaries, including the Surviving Corporation, and affiliates of Zhone, and the respective officers, directors, employees and attorneys of such entities (all such persons and entities being collectively referred to as the "Zhone Group") from, against, for and in respect of any and all losses,
     -----------
damages, costs and expenses (including reasonable legal fees and expenses) net of any directly related insurance payments or recoveries previously received from third party insurers by members of the Zhone Group prior to final resolution of, and relating to, such claim, losses, damages, costs and expenses (collectively, the "Zhone Losses") which any member of the Zhone Group may
                    ------------
sustain or incur and which are caused by or arise out of any inaccuracy in or breach of any of the representations, warranties or covenants made by OptaPhone in this Agreement, including the OptaPhone Disclosure Schedule.

                (b) Zhone shall also be entitled to claim as Zhone Losses all amounts which would be required to be included on the OptaPhone Expense Schedule described in Section 12.7 which are in excess of the amounts actually included on such Schedule.

                (c) The obligation of the OptaPhone Shareholders to indemnify members of the Zhone Group for a Zhone Loss is subject to the condition that the OptaPhone Shareholders shall have received a claim for such Zhone Loss on or before the applicable survival period set forth in Section 11.1 hereof.

                (d) Each of the parties hereto acknowledges and agrees that from and after the Effective Time, Zhone's sole and exclusive monetary remedy, with respect to any and all claims relating to this Agreement shall be pursuant to the indemnification provisions set forth in this Section 11 and that Zhone shall have no recourse to any of the OptaPhone Shareholders other than with respect to their portion of the Escrow Fund (as defined below); except that nothing in this Agreement shall be deemed to constitute a waiver of any injunctive or other equitable remedies or any tort claims of, or causes of action arising from, fraud or intentional misrepresentation.

          11.3  Escrow Fund.  At the Effective Time, the OptaPhone Shareholders
                -----------
will be deemed to have received and deposited with the Escrow Agent (as defined below) an aggregate of $200,000 of the Total Merger Consideration (the "Escrow
                                                                        ------
Amount"). As soon as practicable after the Effective Time, the Escrow Amount,
------
without any act of any OptaPhone Shareholder, will be deposited with an institution designated by Zhone and reasonably acceptable to the Shareholder Agent (as defined in Section 11.6 below)) as escrow agent (the "Escrow Agent").
                                                                ------------
The Escrow Amount shall constitute an escrow fund (the "Escrow Fund") and shall
                                                        -----------
be governed by the terms set forth herein and in an escrow agreement to be entered into by and among, Zhone, the Shareholder Agent and the Escrow Agent on terms which are reasonably acceptable to Zhone and the Shareholder Agent (the "Escrow Agreement"), and at Zhone's cost and expense. The portion of the Escrow
 ----------------
Amount contributed on behalf of each OptaPhone Shareholder shall be in proportion to the portion of the Total Merger Consideration that such holder would otherwise be entitled to receive under Section 2.5. The Escrow Fund shall be the sole and exclusive remedy available to compensate any member of the Zhone Group for Zhone Losses. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the first anniversary of the Closing Date (the "Escrow Period"); provided, however, that the Escrow Period shall not
           -------------    --------  -------
terminate with respect to such amount (or some portion thereof) that is necessary in the reasonable judgment of Zhone to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the contemplated date of the termination of such Escrow Period, each as specified in an Officer's Certificate (as defined below) delivered to the Escrow Agent prior to the contemplated date of the termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the shareholders of OptaPhone the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the OptaPhone Shareholders pursuant to this Section 11.3 shall be made in proportion to their respective original contributions to the Escrow Fund.

          11.4  Claims Upon Escrow Fund.  Upon receipt by the Escrow Agent at
                -----------------------
any time on or before the last day of the Escrow Period of a certificate signed by any officer of Zhone (an "Officer's Certificate"): (A) stating that a member
                             ---------------------
of the Zhone Group has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Zhone Losses, and (B) specifying in reasonable detail the individual items of Zhone Loss included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of this section, pay to Zhone out of the Escrow Fund, as promptly as practicable, an amount equal to such Zhone Losses. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered by Zhone to the Shareholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no payment to Zhone of any Escrow Amounts pursuant to this section unless the Escrow Agent shall have received written authorization from the Shareholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make such payment from the Escrow Fund in accordance with this section, provided that no such payment may be made if the Shareholder Agent shall object in a written statement (the "Shareholders Agent
                                                            ------------------
Notice") to the claim made in the Officer's Certificate, and such statement
------
shall have been delivered to the Escrow Agent, with a copy to Zhone, prior to the expiration of such thirty (30) day period.

          11.5  Resolution of Conflicts.  In case the Shareholder Agent shall so
                -----------------------
object in writing to any claim or claims made in any Officer's Certificate, the Shareholder Agent and Zhone shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Agent and Zhone should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and pay amounts from the Escrow Fund in accordance with the terms thereof. If no such agreement is reached within thirty (30) days following receipt by the Escrow Agent of the Shareholders Agent Notice, either Zhone or the Shareholder Agent may demand arbitration of the matter unless the amount of the Zhone Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Zhone and the Shareholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in this section, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Mateo or Santa Clara County, California under the rules then in effect of Judicial Arbitration and Mediation Services, Inc. For purposes of this section, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Zhone shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Zhone less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the shareholders of OptaPhone as represented by the Shareholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

          11.6  Shareholder Agent.  At the Effective Time, and without further
                -----------------
act of any party, John W. Larson shall be appointed as agent and attorney-in-fact (the "Shareholder Agent") for each shareholder of OptaPhone (except such
           -----------------
shareholders, if any, as shall have perfected their appraisal or dissenters' rights under the California Law), for and on behalf of shareholders of OptaPhone, to give and receive notices and communications, to authorize payment to Zhone of amounts from the Escrow Fund in satisfaction of claims by Zhone, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Shareholder Agent for the accomplishment of the foregoing. Such agency may be changed by the shareholders of OptaPhone from time to time upon not less than thirty (30) days prior written notice to Zhone; provided that the Shareholder Agent may not be removed unless holders of at least a majority in an interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Shareholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Shareholder Agent, and the Shareholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Shareholder Agent relating to the Escrow Fund shall constitute notice to or from each of the shareholders of OptaPhone. The Shareholder Agent shall not be liable for any act done or omitted hereunder as Shareholder Agent while acting in good faith. The shareholders of OptaPhone on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Shareholder Agent and hold the Shareholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholder Agent and arising out of or in connection with the acceptance or administration of the Shareholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Agent. A decision, act, consent or instruction of the Shareholder Agent relating to the Escrow Fund shall constitute a decision of all OptaPhone Shareholders, and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and Zhone may rely upon any such decision, act, consent or instruction of the Shareholder Agent as being the decision, act, consent or instruction of each shareholder of OptaPhone. In the absence of bad faith, the Escrow Agent and Zhone are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Agent.

          11.7  Third-Party Claims.  In the event Zhone becomes aware of a
                ------------------
third-party claim which Zhone believes may result in a demand against the Escrow Fund, Zhone shall notify the Shareholder Agent of such claim, and the Shareholder Agent, as representative for the shareholders of OptaPhone, shall be entitled, at their expense, to participate in any defense of such claim. Zhone shall have the right in its sole discretion to settle any such claim; provided,
                                                                      --------
however, that except with the consent of the Shareholder Agent, no settlement of
-------
any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Shareholder Agent has consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Fund, the Shareholder Agent shall have no power or authority to object under any provision of this Section 11 to the amount of any claim by Zhone against the Escrow Fund with respect to such settlement.

     12.  Miscellaneous.
          -------------

          12.1  Governing Law.  It is the intention of the parties hereto that
                -------------
the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

          12.2  Dispute Resolution.
                ------------------

                (a) In the event of any controversy or claim arising out of or relating to this Agreement, including without limitation, controversies or claims arising out of the provisions of Section 11 hereof, any party may send another party written notice identifying the matter in dispute. Within fifteen
(15) days after such written notice is given, one or more principals of each party involved in the dispute shall meet at a mutually agreeable location for the purpose of determining whether they can resolve the dispute themselves and, if not, whether they can agree upon an impartial third-party arbitrator to whom to submit the matter in dispute for final and binding arbitration.

                (b) If such parties fail to resolve the dispute by written agreement or to agree upon the selection of an arbitrator within said fifteen
(15) day period, any such party may thereafter commence appropriate legal action with respect to such dispute.

                (c) The prevailing party in any such dispute shall be entitled to recovery of the reasonable fees and expenses of one (1) counsel for such party in such dispute.

          12.3  Assignment; Binding upon. None of the parties hereto may assign
                ------------------------
any of its rights or obligations hereunder without the Successors and Assigns prior written consent of the other parties. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.4  Severability.  If any provision of this Agreement, or the
                ------------
application thereof, shall for any reason and to any extent be held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

          12.5  Entire Agreement.  This Agreement, the exhibits hereto, the
                ----------------
documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. The letter of intent dated January 14, 2000 between Zhone and OptaPhone is hereby terminated.

          12.6  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

          12.7  Expenses.  The parties shall each pay their own legal,
                --------
accounting and financial advisory fees and other out-of-pocket expenses incurred incident to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated. In the event that the Merger is consummated, all legal, accounting and financial advisory fees and expenses and other out-of-pocket expenses incurred by OptaPhone incident to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated shall be borne by the Surviving Corporation; provided, however,
                                                          --------  -------
that a schedule of all such fees and expenses to be incurred through the Closing (the "OptaPhone Expense Schedule") shall be submitted to Zhone not later than
      --------------------------
two (2) business days prior to the Closing for purposes of calculating the amount of the Total Merger Consideration.

          12.8  Other Remedies.  Except as otherwise provided herein, any and
                --------------
all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

          12.9  Amendment and Waivers.  Any term or provision of this Agreement
                ---------------------
may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

          12.10 Waiver.  Any party hereto may, by written notice to the others:
                ------
(i) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the others; (ii) waive any inaccuracies in the representations of the others contained in this Agreement or in any documents delivered pursuant to this Agreement; (iii) waive compliance with any of the covenants of the others contained in this Agreement; or (iv) waive or modify performance of any of the obligations of the others. No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

          12.11  Notices.  All notices and other communications hereunder will
                 -------
be in writing and will be deemed given (i) upon receipt if delivered personally (or if mailed by registered or certified mail), (ii) the day after dispatch if sent by overnight courier, or (iii) upon dispatch if transmitted by facsimile (and confirmed by a copy delivered in accordance with clause (i) or (ii)), addressed to the parties at the following addresses:

          OptaPhone:                  OptaPhone Systems, Inc.
                                      6153 State Farm Drive
                                      Rohnert Park, CA  94928
                                      Facsimile: (707) 588-9935
                                      Attention: Mr. Patrick Nichols

          with a copy to:             Lanahan & Reilley LLP
          (which shall not            3558 Round Barn Boulevard, Suite 300
          constitute notice)          Santa Rosa, California 95403
                                      Facsimile: (707) 523-4610
                                      Attention: Robert L. Anderson, Esq.

          Zhone or Sub:               Zhone Technologies, Inc.
                                      7677 Oakport Street, Suite 1040
                                      Oakland, California  94621
                                      Facsimile: (510) 777-7010
                                      Attention: Mr. Mory Ejabat

          with a copy to:             Gray Cary Ware & Freidenrich LLP
          (which shall not            400 Hamilton Avenue
          constitute notice)          Palo Alto, California  94301-1825
                                      Facsimile: (650) 327-3699
                                      Attention: Andrew Zeif, Esq.

Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section 12.11.

          12.12  Construction and Interpretation of Agreement.
                 --------------------------------------------

                 (a) This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

                 (b) As used in this Agreement, any reference to any state of facts, event, change or effect being "material" with respect to any entity means a state of facts, event, change or effect, as the case may be, that is material to the current or expected condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of such entity.

                 (c) As used in this Agreement, the term "OptaPhone's Knowledge" means the actual knowledge of any of the executive officers or directors of OptaPhone, in each case after due inquiry of those OptaPhone employees who could reasonably be expected to have information relating to the subject matter of the particular representation.

                 (d) Whenever the term "enforceable in accordance with its terms" or like expression is used, it is understood that excepted therefrom are any limitations on enforceability under applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor's rights.

          12.13  No Joint Venture.  Nothing contained in this Agreement shall be
                 ----------------
deemed or construed as creating a joint venture or partnership between any of the parties hereto. Except as specifically provided herein (i) no party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party, (ii) no party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other and (iii) no party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 12.13.

          12.14  Further Assurances.  Each party agrees to cooperate fully with
                 ------------------
the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

          12.15  Absence of Third Party Beneficiary Rights.  No provisions of
                 -----------------------------------------
this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be solely between the parties to this Agreement.

                 [rest of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the date first set forth above.

                                             ZHONE TECHNOLOGIES, INC.


                                             By: /s/  Mory Ejabat
                                                 ---------------------------
                                                 Mory Ejabat
                                                 Chief Executive Officer


                                             OPT ACQUISITION CORPORATION


                                             By: /s/  Mory Ejabat
                                                 ---------------------------
                                                 Mory Ejabat
                                                 President

                                             OPTAPHONE SYSTEMS, INC.


                                             By:____________________________
                                                Patrick Nichols
                                                President

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the date first set forth above.

                                              ZHONE TECHNOLOGIES, INC.


                                              By:_________________________
                                                 Mory Ejabat
                                                 Chief Executive Officer


                                              OPT ACQUISITION CORPORATION


                                              By:_________________________
                                                 Mory Ejabat
                                                 President


                                              OPTAPHONE SYSTEMS, INC.


                                              By: /s/  Patrick J. Nichols
                                                  ------------------------
                                                  Patrick Nichols
                                                  President

                                   EXHIBITS
                                   --------

Exhibit      Description
-------      -----------

A            Form of Agreement of Merger
B            OptaPhone Disclosure Schedule
C            Option Grant List
D            Severance Benefits
E            Form of Voting Agreement
F            Form of Non-Competition Agreement

                                                                       Exhibit A


                          Form of Agreement of Merger

                                                                       Exhibit B


                         OptaPhone Disclosure Schedule

                                                                       Exhibit C

               Options to be Granted to Purchase an Aggregate of
                     365,000 Shares of Zhone Common Stock

          --------------------------------------------------------
                   Name                                 Amount
                   ----                                 ------
          --------------------------------------------------------
              Hinshaw, Jerry                            50,000
          --------------------------------------------------------
              Braal, Frank                              15,000
          --------------------------------------------------------
              Ch'Ng, Shok Ting                          15,000
          --------------------------------------------------------
              Chou, Mike                                15,000
          --------------------------------------------------------
              L'Herogan, Matt                           10,000
          --------------------------------------------------------
              Bettiga, Raleigh                          10,000
          --------------------------------------------------------
              Clark, Sun                                10,000
          --------------------------------------------------------
              Pelham, Tim                               10,000
          --------------------------------------------------------
              Mulloy, Bill                               5,000
          --------------------------------------------------------
              Nichols, Patrick                         150,000
          --------------------------------------------------------
              Longnecker, Jim                           50,000
          --------------------------------------------------------
              Schuck, Rebecca                            5,000
          --------------------------------------------------------
              Collins, Sharon                           15,000
          --------------------------------------------------------
              Solari, Danielle                           5,000
          --------------------------------------------------------
              TOTAL                                    365,000
          --------------------------------------------------------

Zhone will issue options to purchase an aggregate of 365,000 shares of Zhone Common Stock to certain employees of OptaPhone. The options shall be subject to continued employment by Zhone and shall vest over a four-year period, with 25% vesting on the first anniversary of the Closing of the Merger and 1/36th of the balance at the end of each one-month period thereafter. Such options shall be immediately exercisable with the shares of Zhone Common Stock issuable on such exercise subject to repurchase by Zhone at the original purchase price and such repurchase rights shall lapse in accordance with the option vesting schedule.

                                                                       Exhibit D


                   Severance Benefit to OptaPhone Employees


     1.   Participants. Full-time employees of OptaPhone as of the Closing Date.
          ------------

     2.   Eligibility. Any employee terminated by Zhone post-Closing will
          -----------
receive severance, unless terminated for cause as determined in good faith by Zhone management. Receipt of a benefit shall be conditioned on the employee's execution of a general release in favor of Zhone and OptaPhone.

     3.   Amount of Severance. The amount of the severance payment shall be
          -------------------
three (3) months' salary. Zhone may elect to pay severance in a lump sum or on a regular payroll schedule, provided that no payment shall be made until all rights to revoke the general release have expired.

     4.   Term of this Exhibit. Severance shall be available for employees
          --------------------
terminated within 180 days of Closing, after which time Zhone's standard employee benefit package shall govern severance (if any) available to former OptaPhone employees.

                                                                       Exhibit E

                           FORM OF VOTING AGREEMENT

                                                                       Exhibit F


                       FORM OF NON-COMPETITION AGREEMENT